UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
October 20, 2005
Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
58 South Service Road
Melville, NY 11747

(Address of principal executive offices)
(631) 962-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 8.01 Other Events
SIGNATURE

ITEM 1.01 Entry into a Material Definitive Agreement
     On October 17, 2005, the Board of Directors of OSI Pharmaceuticals, Inc. (“OSI”) authorized the sale of up to 10,000 shares of OSI Common Stock to each of OSI’s directors and executive officers. The directors and executive officers were permitted to purchase the shares at any time through October 28, 2005, directly from OSI under OSI’s Amended and Restated Stock Incentive Plan at a price equal to the closing price of OSI’s Common Stock on the NASDAQ Stock Market on the date of the transaction.
     The following purchases have been made pursuant to the foregoing Board authorization:

	Date of	Amount	Purchase
Name and Position	Purchase	Purchased	Price

Viren Mehta Director	October 20, 2005	3,000	$21.99

Katharine B. Stevenson Director	October 20, 2005	2,300	$21.99

Anker Lundemose, M.D., Ph.D., D.Sc. Executive Vice President and President, (OSI) Prosidion	October 20, 2005	1,700	$21.99

Barbara A. Wood Vice President, General Counsel and Secretary	October 20, 2005	6,500	$21.99

Michael G. Atieh Executive Vice President and Chief Financial Officer	October 21, 2005	10,000	$22.68

John P. White Director	October 24, 2005	10,000	$23.38

Daryl K. Granner Director	October 25, 2006	3,000	$23.88

Robert L. Simon Executive Vice President, Pharmaceutical Development and Technical Operations	October 27, 2005	3,000	$22.50

Robert A. Ingram Chairman of the Board	October 28, 2005	1,000	$22.57

ITEM 8.01 Other Events
     In addition to the purchases set forth under Item 1.01 above, certain officers and directors purchased shares of OSI Common Stock through the exercise of options and tendered cash to OSI in the amount of the exercise price for the shares and the amount of income tax required to be withheld. The information regarding such purchases is set forth below:

	Date of	Amount Exercised
Name and Position	Transaction	and Held	Exercise Price

Colin Goddard, Ph.D. Chief Executive Officer	October 20, 2005	20,000		$9.00

Viren Mehta Director	October 20, 2005	50,000 17,231	$ $	5.375 15.02

Walter M. Lovenberg Director	October 26, 2005	4,000		$9.25

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2005	OSI PHARMACEUTICALS, INC.

	By:	/s/ BARBARA A. WOOD

Barbara A. Wood
Vice President, General Counsel and Secretary